UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2020 (June 19, 2020)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 DELAWARE
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
       (626) 844-9400
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders for Western Asset Mortgage Capital Corporation (the “Company”) was held on June 19, 2020. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

1.The nominees for election of Directors, each for a one-year term, were elected based upon the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward D. Fox	20,940,935	914,228	23,199,698
James W. Hirschmann III	20,932,777	922,386	23,199,698
Ranjit M. Kripalani	20,917,299	937,864	23,199,698
M. Christian Mitchell	20,953,396	901,767	23,199,698
Jennifer W. Murphy	20,931,319	923,844	23,199,698
Lisa G. Quateman	20,205,170	1,649,993	23,199,698
Richard W. Roll	18,284,288	3,570,875	23,199,698

2.The advisory, non-binding proposal on the Company's executive compensation for 2019 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,326,026	1,808,085	724,936	23,195,814

3.The advisory, non-binding proposal on the frequency of future advisory votes on the Company's executive compensation received the following votes:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
14,959,244	457,412	5,979,489	459,018	23,199,698

4.The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,063,352	1,532,377	455,248	3,884

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Date: June 23, 2020	By:	/s/ Adam C. E. Wright
		Name:	Adam C. E. Wright
		Title:	Assistant Secretary